Exhibit 4.2

                         [FORM OF FLOATING RATE NOTE]

                                [FACE OF NOTE]

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF _______________ OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO _______________ OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, _______________, HAS AN INTEREST HEREIN.(1)

UNLESS AND UNTIL THIS NOTE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR.(2)

REGISTERED                                                  REGISTERED
NO. FLR-[__________]                                  PRINCIPAL AMOUNT
CUSIP NO. [________]                                      $[_________]

                             OLD NATIONAL BANCORP

                               MEDIUM-TERM NOTE
                               (FLOATING RATE)

INTEREST RATE BASIS     ORIGINAL ISSUE DATE:    STATED MATURITY DATE:
OR BASES:

IF LIBOR:                                        IF CMT RATE:
   [ ] LIBOR Reuters                             Designated CMT Telerate Page:
   [ ] LIBOR Telerate                            If Telerate Page 7052:
                                                 [ ] Weekly Average
                                                 [ ] Monthly Average
                                                 Designated CMT Maturity Index:








------------------
         1 This paragraph applies to global Notes only.

         2 This paragraph applies to global Notes only.

INITIAL INTEREST RATE:    %
INITIAL INTEREST RESET DATE:
INTEREST RESET PERIOD:
INTEREST RESET DATE(S):
INTEREST PAYMENT DATE(S):
INDEX MATURITY:


SPREAD (PLUS OR MINUS):
SPREAD MULTIPLIER:
MINIMUM INTEREST RATE:  %
MAXIMUM INTEREST RATE:   %

INITIAL REDEMPTION DATE:
INITIAL REDEMPTION PERCENTAGE:   %
ANNUAL REDEMPTION PERCENTAGE REDUCTION:   %

OPTIONAL REPAYMENT DATE(S):


INTEREST CALCULATION:                         DAY COUNT CONVENTION:
[ ] Regular Floating Rate Note                [ ] 30/360 for the period
[ ] Floating Rate/Fixed Rate Note                   from              to
      Fixed Rate Commencement Date:           [ ] Actual/360 for the period
      Fixed Interest Rate:       %                  from              to
[ ] Inverse Floating Rate Note                [ ] Actual/Actual for the period
      Fixed Interest Rate:       %                  from              to
[ ] Discount Note Issue Price:     %          Applicable Interest Rate Basis:


                                              AUTHORIZED DENOMINATION:
                                              [ ] $1,000 and integral multiples
                                              thereof
                                              [ ] Other:

                                              ISSUE PRICE:
CALCULATION AGENT:                            AGENT'S DISCOUNT OR COMMISSION:

ADDENDUM ATTACHED                             OTHER/ADDITIONAL PROVISIONS:
[ ] Yes
[ ] No

         OLD NATIONAL BANCORP, an Indiana corporation (the "Company," which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to _______________ or its registered assigns, the principal sum of _______________ Dollars ($_____________), on the Stated Maturity Date specified above (or any Redemption Date or Repayment Date, each as defined on the reverse hereof or upon any declaration of acceleration) (each such Stated Maturity Date, Redemption Date, Repayment Date or declaration of acceleration being hereinafter referred to as the "Maturity Date" with respect to the principal repayable on such date) and to pay interest thereon, at a rate per annum equal to the Initial Interest Rate specified above until the Initial Interest Reset Date specified above and thereafter at a rate determined in accordance with the provisions specified above and on the reverse hereof with respect to one or more Interest Rate Bases specified above until the principal hereof is paid or duly made available for payment. The Company shall pay interest in arrears on each Interest Payment Date, if any, specified above (each, an "Interest Payment Date"), commencing with the first Interest Payment Date next succeeding the Original Issue Date specified above, and on the Maturity Date; provided, however, that if the Original Issue Date occurs between a Regular Record Date (as defined below) and the next succeeding Interest Payment Date, interest payments shall commence on the second Interest Payment Date next succeeding the Original Issue Date to the Holder of this Note on the Regular Record Date with respect to such second Interest Payment Date.

         Interest on this Note shall accrue from, and including, the immediately preceding Interest Payment Date to which interest has been paid or duly provided for (or from, and including, the Original Issue Date if no interest has been paid or duly provided for) to, but excluding, the applicable Interest Payment Date or the Maturity Date, as the case may be (each, an "Interest Period"). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, subject to certain exceptions described herein, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered in the Security Register applicable to this Note at the close of business on the fifteenth calendar day (whether or not a Business Day, as defined on the reverse hereof) immediately preceding such Interest Payment Date (the "Regular Record Date"); provided, however, that interest payable on the Maturity Date shall be payable to the Person to whom the principal hereof and premium, if any, hereon shall be payable. Any such interest not so punctually paid or duly provided for ("Defaulted Interest") shall forthwith cease to be payable to the Holder on any Regular Record Date, and shall be paid to the Person in whose name this
Note is registered in the Security Register applicable to this Note at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Trustee hereinafter referred to, notice whereof shall be given to the Holder of this Note by the Trustee not less than 10 calendar days prior to the Special Record Date or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Note may be listed, and upon such notice as may be required by such exchange, all as more fully provided for in the Indenture.

         Payments of principal of, premium, if any, and interest in respect of this Note due on the Maturity Date shall be made in immediately available funds upon presentation and surrender of this Note (and, with respect to any applicable Repayment Date, a duly completed election form as contemplated on the reverse hereof) at the corporate trust office of the Trustee in the Borough of Manhattan, The City of New York, or at such other paying agency in [THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK], which is maintained by the Trustee where Notes may be presented for payment, registration of transfer or exchange, and where notices to or demands upon the Company in respect of the Notes or the Indenture may be made, as the Company may determine. Payment of interest due on any Interest Payment Date other than the Maturity Date shall be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register maintained at the aforementioned office of the Trustee; provided, however, that a Holder of U.S. $10,000,000 or more in aggregate principal amount of Notes (whether having identical or different terms and provisions) shall be entitled to receive interest payments on such Interest Payment Date by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 calendar days prior to such Interest Payment Date. Any such wire transfer instructions received by the Trustee shall remain in effect until revoked by such Holder.

         If any Interest Payment Date other than the Maturity Date would otherwise be a day that is not a Business Day, such Interest Payment Date shall be postponed to the next succeeding Business Day, except that if LIBOR is an applicable Interest Rate Basis and such Business Day falls in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day, and if the Maturity Date falls on a day that is not a Business Day, the required payment of principal, premium, if any, and interest shall be made on the next succeeding Business Day, each with the same force and effect as if made on the date such payment was due, and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date or the Maturity Date, as the case may be, to the date of such payment on the next succeeding Business Day.

         As used herein, "Business Day" means any day, other than a Saturday or Sunday, that is not a day on which banking institutions are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that if LIBOR is an applicable Interest Rate Basis on this Note, such day is also a London Business Day (as defined below). "London Business Day" means any day on which dealings in United States dollars are transacted in the London interbank market.

         The Company is obligated to make payment of principal of, premium, if any, and interest in respect of this Note in United States dollars or in such other coin or currency of the United States of America as at the time of such payment is legal tender for the payment of public and private debts.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof after the Trustee's Certificate of Authentication and, if so specified above, in the Addendum hereto, which further provisions shall have the same force and effect as if set forth on the face hereof.

         Notwithstanding any provisions to the contrary contained herein, if the face of this Note specifies that an Addendum is attached hereto or that "Other/Additional Provisions" apply, this Note shall be subject to the terms set forth in such Addendum or such "Other/Additional Provisions."

         Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed manually or by facsimile by its authorized officers.

Dated:

                                            OLD NATIONAL BANCORP


                                            By:
                                               --------------------------
                                            Name:
                                                 ------------------------
                                            Title:
                                                  -----------------------
Attest:

By:
   ------------------------
Name:
     ----------------------
Title:
      ---------------------

                   TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

                                       BANK ONE TRUST COMPANY, N.A.
                                          as Trustee


                                       By:
                                          ----------------------------
                                          Authorized Officer

                                       Name:
                                            --------------------------

                                       Title:
                                             -------------------------



SS-115693-2

                              [REVERSE OF NOTE]

                             OLD NATIONAL BANCORP

                               MEDIUM-TERM NOTE
                               (Floating Rate)


         This Note is one of a duly authorized issue of debt securities of the Company (hereinafter called the "Securities"), issued or to be issued under and pursuant to an Indenture dated as of ____________, 1997, as amended, modified or supplemented from time to time (herein called the "Indenture"), duly executed and delivered by the Company to Bank One Trust Company, N.A., as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture with respect to the series of Securities of which this Note is a part), to which Indenture and all indentures supplemental thereto relating to this Note and the Officer's Certificate setting forth the terms of this series of Securities reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Note is one of the series of Securities designated as "Medium-Term Notes Due Nine Months or More From Date of Issue" (the "Notes").

         This Note is issuable only in registered form without coupons in minimum denominations of U.S. $1,000 and in integral multiples of $1,000 in excess thereof or the minimum Authorized Denomination specified on the face hereof.

         This Note shall not be subject to any sinking fund and, unless otherwise provided on the face hereof in accordance with the provisions of the following two paragraphs, shall not be redeemable or repayable prior to the Stated Maturity Date.

         This Note shall be subject to redemption at the option of the Company on any date on or after the Initial Redemption Date, if any, specified on the face hereof, in whole or from time to time in part in increments of U.S. $1,000 or the minimum Authorized Denomination (provided that any remaining principal amount hereof shall be at least U.S. $1,000 or such minimum Authorized Denomination), at the Redemption Price (as defined below), together with unpaid interest accrued thereon to the date fixed for redemption (the "Redemption Date"), on written notice given to the Holder of this Note no more than 60 nor less than 30 calendar days prior to the Redemption Date and in accordance with the provisions of the Indenture. If no Initial Redemption Date is set forth on the face hereof, this Note may not be redeemed prior to Maturity. The "Redemption Price," if any, shall initially be the Initial Redemption Percentage specified on the face hereof, if any, multiplied by the unpaid principal amount of this Note to be redeemed. The Initial Redemption Percentage, if any, shall decline at each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction, if any, specified on the face hereof until the Redemption Price is 100% of the unpaid principal amount to be redeemed. In the event of redemption of this Note in part only, a new Note of like tenor for the unredeemed portion hereof and otherwise having the same terms as this Note shall be issued in the name of the Holder hereof upon the presentation and surrender hereof.

         This Note shall be subject to repayment by the Company at the option of the Holder hereof on the Optional Repayment Date(s), if any, specified on the face hereof, in whole or in part in increments of U.S. $1,000 or the minimum Authorized Denomination (provided that any remaining principal amount hereof shall be at least U.S. $1,000 or such minimum Authorized Denomination), at a repayment price equal to 100% of the unpaid principal amount to be repaid, together with unpaid interest accrued thereon to the date fixed for repayment (each, a "Repayment Date"). If an Optional Repayment Date is not set forth on the face hereof, this Note shall not be repayable at the option of the Holder hereof prior to Maturity. For this Note to be repaid, this Note must be received, together with the form hereon entitled "Option to Elect Repayment" duly completed, by the Trustee at its corporate trust office not more than 60 nor less than 30 calendar days prior to the Repayment Date. Exercise of such repayment option by the Holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note of like tenor for the unrepaid portion hereof and otherwise having the same terms as this Note shall be issued in the name of the Holder hereof upon the presentation and surrender hereof.

         If the Interest Calculation of this Note is specified on the face hereof as a Discount Note, the amount payable to the Holder of this Note in the event of redemption, repayment or acceleration of maturity of this Note shall be equal to the sum of (i) the Issue Price, if any, specified on the face hereof (increased by any accruals of the Discount, as defined below) and, in the event of any redemption of this Note (if applicable), multiplied by the Initial Redemption Percentage (as adjusted by the Annual Redemption Percentage Reduction, if applicable), if any, and (ii) any unpaid interest on this Note accrued from the Original Issue Date to the Redemption Date, Repayment Date or date of acceleration of maturity, as the case may be. The difference between the Issue Price and 100% of the principal amount of this Note is referred to herein as the "Discount."

         For purposes of determining the amount of Discount that has accrued as of any Redemption Date, Repayment Date or date of acceleration of maturity of this Note, such Discount shall be accrued so as to cause the yield on the Note to be constant. The assumed constant yield shall be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Accrual Period (as defined below), corresponds to the shortest period between Interest Payment Dates (with ratable accruals within a compounding period), a constant coupon rate equal to the initial interest rate applicable to this Note and an assumption that the maturity of this Note shall not be accelerated. If the period from the Original Issue Date to the initial Interest Payment Date (the "Initial Accrual Period") is shorter than the compounding period for this Note, a proportionate amount of the yield for an entire compounding period shall be accrued. If the Initial Accrual Period is longer than the compounding period, then such period shall be divided into a regular compounding period and a short period, with the short period being treated as provided in the preceding sentence.

         The interest rate borne by this Note shall be determined as follows:

                 (i) Unless the Interest Calculation of this Note is specified on the face hereof as "Floating Rate/Fixed Rate Note" or an "Inverse Floating Rate Note," or as having an Addendum attached or having "Other/Additional Provisions" apply, in each case relating to a different interest rate formula, this Note shall be designated as a "Regular Floating Rate Note" and, except as set forth below or on the face hereof, shall bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the Spread, if any, and/or (b) multiplied by the Spread Multiplier, if any, in each case as specified on the face hereof. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note shall be payable shall be reset as of each Interest Reset Date specified on the face hereof; provided, however, that the interest rate in effect for the period, if any, from the Original Issue Date to the Initial Interest Reset Date shall be the Initial Interest Rate.

                 (ii) If the Interest Calculation of this Note is specified on the face hereof as a "Floating Rate/Fixed Rate Note," then, except as set forth below or on the face hereof, this Note shall bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the Spread, if any, and/or (b) multiplied by the Spread Multiplier, if any. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note shall be payable shall be reset as of each Interest Reset Date; provided, however, that (y) the interest rate in effect for the period, if any, from the Original Issue Date to the Initial Interest Reset Date shall be the Initial Interest Rate and
         (z) the interest rate in effect for the period commencing on the Fixed Rate Commencement Date specified on the face hereof to the Maturity Date shall be the Fixed Interest Rate specified on the face hereof or, if no such Fixed Interest Rate is specified, the interest rate in effect hereon on the date immediately preceding the Fixed Rate Commencement Date.

                 (iii) If the Interest Calculation of this Note is specified on the face hereof as an "Inverse Floating Rate Note," then, except as set forth below or on the face hereof, this Note shall bear interest at the Fixed Interest Rate minus the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the Spread, if any, and/or (b) multiplied by the Spread Multiplier, if any; provided, however, that, unless otherwise specified on the face hereof, the interest rate hereon shall not be less than zero. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note shall be payable shall be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period, if any, from the Original Issue Date to the Initial Interest Reset Date shall be the Initial Interest Rate.

         Unless otherwise specified on the face hereof, the rate with respect to each Interest Rate Basis shall be determined in accordance with the applicable provisions below. Except as set forth above or on the face hereof, the interest rate in effect on each day shall be (i) if such day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date (as defined below) immediately preceding such Interest Reset Date or (ii) if such day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date.

         If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding Business Day, except that if LIBOR is an applicable Interest Rate Basis and such Business Day falls in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day. In addition, if the Treasury Rate is an applicable Interest Rate Basis and the Interest Determination Date would otherwise fall on an Interest Reset Date, then such Interest Reset Date shall be postponed to the next succeeding Business Day.

         As used herein, "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that if LIBOR is an applicable Interest Rate Basis on this Note, such day is also a London Business Day (as defined below). "London Business Day" means any day on which dealings in United States dollars are transacted in the London interbank market.

         The interest rate applicable to each Interest Reset Period (as specified on the face hereof) commencing on the related Interest Reset Date shall be the rate determined by the Calculation Agent as of the applicable Interest Determination Date and calculated on or prior to the Calculation Date (as hereinafter defined), except with respect to LIBOR and the Eleventh District Cost of Funds Rate, which shall be calculated on such Interest Determination Date. The "Interest Determination Date" with respect to the CD Rate, the CMT Rate, the Commercial Paper Rate, the Federal Funds Rate and the Prime Rate shall be the second Business Day immediately preceding the applicable Interest Reset Date; the "Interest Determination Date" with respect to the Eleventh District Cost of Funds Rate shall be the last working day of the month immediately preceding the applicable Interest Reset Date on which the Federal Home Loan Bank of San Francisco (the "FHLB of San Francisco") publishes the Index (as defined below); and the "Interest Determination Date" with respect to LIBOR shall be the second London Business Day immediately preceding the applicable Interest Reset Date. The "Interest Determination Date" with respect to the Treasury Rate shall be the day in the week in which the applicable Interest Reset Date falls on which day Treasury Bills (as defined below) are normally auctioned (Treasury Bills are normally sold at an auction held on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday); provided, however, that if an auction is held on the Friday of the week preceding the applicable Interest Reset Date, the Interest Determination Date shall be such preceding Friday; provided, further, that if the Interest Determination Date would otherwise fall on an Interest Reset Date, then such Interest Reset Date shall be postponed to the next succeeding Business Day. If the interest rate of this
Note is determined with reference to two or more Interest Rate Bases specified on the face hereof, the "Interest Determination Date" pertaining to this Note shall be the most recent Business Day which is at least two Business Days prior to the applicable Interest Reset Date on which each Interest Rate Basis is determinable. Each Interest Rate Basis shall be determined as of such date, and the applicable interest rate shall take effect on the related Interest Reset Date.

         CD Rate. If an Interest Rate Basis for this Note is specified on the face hereof as the CD Rate, the CD Rate shall be determined as of the applicable Interest Determination Date (a "CD Rate Interest Determination Date") as the rate on such date for negotiable United States dollar certificates of deposit having the Index Maturity specified on the face hereof as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication ("H.15(519)") under the heading "CDs (Secondary Market)," or, if not published by 3:00 P.M., New York City time, on the related Calculation Date (as defined below), the rate on such CD Rate Interest Determination Date for negotiable United States dollar certificates of deposit of the Index Maturity as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 P.M. Quotations for United States Government Securities" or any successor publication ("Composite Quotations") under the heading "Certificates of Deposit." If such rate is not yet published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on the related Calculation Date, then the CD Rate on such CD Rate Interest Determination Date shall be calculated by the Calculation Agent specified on the face hereof and shall be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such CD Rate Interest Determination Date, of three leading nonbank dealers in negotiable United States dollar certificates of deposit in The City of New York selected by the Calculation Agent after consultation with the Company for negotiable United States Dollar certificates of deposit of major United States money market banks with a remaining maturity closest to the Index Maturity in an amount that is representative for a single transaction in that market at that time; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate determined as of such CD Rate Interest Determination Date shall be the CD Rate in effect on such CD Rate Interest Determination Date.

         CMT Rate. If an Interest Rate Basis for this Note is specified on the face hereof as the CMT Rate, the CMT Rate shall be determined as of the applicable Interest Determination Date (a "CMT Rate Interest Determination Date") as the rate displayed on the Designated CMT Telerate Page (as defined below) under the caption ". . . Treasury Constant Maturities . . . Federal Reserve Board Release H.15 . . . Mondays Approximately 3:45 P.M.," under the column for the Designated CMT Maturity Index (as defined below) for (i) if the Designated CMT Telerate Page is 7055, the rate on such CMT Rate Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the weekly or the monthly average, as applicable for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the related CMT Rate Interest Determination Date occurs. If such rate is no longer displayed on the relevant page or is not displayed by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date shall be such treasury constant maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519). If such rate is no longer published or is not published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate on such CMT Rate Interest Determination Date shall be such treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the CMT Rate Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519). If such information is not provided by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate on the CMT Rate Interest Determination Date shall be calculated by the Calculation Agent and shall yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Rate reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent after consultation with the Company and eliminating the highest quotation (or, in the event of quotation equality, one of the highest) and the lowest quotation (or, in the event of quotation equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent is unable to obtain three such Treasury Note quotations, the CMT Rate on such CMT Rate Interest Determination Date shall be calculated by the Calculation Agent and shall be a yield to maturity based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent after consultation with the Company and eliminating the highest quotation (or, in the event of quotation equality, one of the highest) and the lowest quotation (or, in the event of quotation equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least U.S. $100 million. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate shall be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes shall be eliminated; provided, however, that if fewer than three Reference Dealers selected by the Calculation Agent are quoting as mentioned herein, the CMT Rate determined as of such CMT Rate Interest Determination Date shall be the CMT Rate in effect on such CMT Rate Interest Determination Date. If two Treasury Notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the Calculation Agent shall obtain from five Reference Dealers quotations for the Treasury Note with the shorter remaining term to maturity.

         "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service (or any successor service) on the page specified on the face hereof (or any other page as may replace such page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified on the face hereof, the Designated CMT Telerate Page shall be 7052, for the most recent week.

         "Designated CMT Maturity Index" means the original period to maturity of the United States Treasury Securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified on the face hereof with respect to which the CMT Rate shall be calculated. If no such maturity is specified on the face hereof, the Designated CMT Maturity Index shall be 2 years.

         Commercial Paper Rate. If an Interest Rate Basis for this Note is specified on the face hereof as the Commercial Paper Rate, the Commercial Paper Rate shall be determined as of the applicable Interest Determination Date (a "Commercial Paper Rate Interest Determination Date") as the Money Market Yield (as defined below) on such date of the rate for commercial paper having the Index Maturity as published in H.15(519) under the heading "Commercial Paper." In the event that such rate is not published by 3:00 P.M., New York City time, on the applicable Calculation Date, then the Commercial Paper Rate on such Commercial Paper Rate Interest Determination Date shall be the Money Market Yield of the rate for commercial paper having the Index Maturity as published in Composite Quotations under the heading "Commercial Paper" (with an Index Maturity of one month or three months being deemed to be equivalent to an Index Maturity of 30 days or 90 days, respectively). If such rate is not yet published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on such Calculation Date, then the Commercial Paper Rate on such Commercial Paper Rate Interest Determination Date shall be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on such Commercial Paper Rate Interest Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent after consultation with the Company for commercial paper having the Index Maturity placed for an industrial issuer whose bond rating is "AA," or the equivalent from a nationally recognized statistical rating organization; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate determined as of such Commercial Paper Rate Interest Determination Date shall be the Commercial Paper Rate in effect on such Commercial Paper Rate Interest Determination Date.

         "Money Market Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

         Money Market Yield   =           D x 360             x   100
                                  ------------------------
                                       360 - (D x M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the Interest Period for which interest is being calculated.

         Eleventh District Cost of Funds Rate. If an Interest Rate Basis for this Note is specified on the face hereof as the Eleventh District Cost of Funds Rate, the Eleventh District Cost of Funds Rate shall be determined as of the applicable Interest Determination Date (an "Eleventh District Cost of Funds Rate Interest Determination Date") as the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which such Eleventh District Cost of Funds Rate Interest Determination Date falls, as set forth under the caption "11th District" on Telerate Page 7058 as of 11:00 A.M., San Francisco time, on such Eleventh District Cost of Funds Rate Interest Determination Date. If such rate does not appear on Telerate Page 7058 on such Eleventh District Cost of Funds Rate Interest Determination Date, then the Eleventh District Cost of Funds Rate on such Eleventh District Cost of Funds Rate Interest Determination Date shall be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "Index") by the FHLB of San Francisco as such cost of funds for the calendar month immediately preceding such Eleventh District cost of Funds Rate Interest Determination Date. If the FHLB of San Francisco fails to announce the Index on or prior to such Eleventh District Cost of Funds Rate Interest Determination Date for the calendar month immediately preceding such Eleventh District Cost of Funds Rate Interest Determination Date, the Eleventh District Cost of Funds Rate determined as of such Eleventh District Cost of Funds Rate Interest Determination Date shall be the Eleventh District Cost of Funds Rate in effect on such Eleventh District Cost of Funds Rate Interest Determination Date.

         Federal Funds Rate. If an Interest Rate Basis for this Note is specified on the face hereof as the Federal Funds Rate, the Federal Funds Rate shall be determined as of the applicable Interest Determination Date (a "Federal Funds Rate Interest Determination Date") as the rate on such date for United States dollar federal funds as published in H.15(519) under the heading "Federal Funds (Effective)" or, if not published by 3:00 P.M., New York City time, on the Calculation Date, the rate on such Federal Funds Rate Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If such rate is not published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on the related Calculation Date, then the Federal Funds Rate on such Federal Funds Interest Determination Date shall be calculated by the Calculation Agent and shall be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of federal funds transactions in The City of New York selected by the Calculation Agent after consultation with the Company, prior to 9:00 A.M., New York City time, on such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date shall be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

         LIBOR. If an Interest Rate basis for this Note is specified on the face hereof as LIBOR, LIBOR shall be determined by the Calculation Agent as of the application Interest Determination Date (a "LIBOR Interest
Determination Date") in accordance with the following provisions:

                 (i) if (a) "LIBOR Reuters" is specified on the face hereof, the arithmetic mean of the offered rates (unless the Designated LIBOR Page (as defined below) by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in United States dollars having the Index Maturity, commencing on the applicable Interest Reset Date, that appear (or, if not a single rate is required as aforesaid, appears) on the Designated LIBOR Page (as defined below) as of 11:00 A.M., London time, on such LIBOR Interest Determination Date, or (b) "LIBOR Telerate" is specified on the face hereof, or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified on the face hereof as the method for calculating LIBOR, the rate for deposits in United States dollars having the Index Maturity, commencing on the applicable Interest Reset Date, that appears on the Designated LIBOR Page as of 11:00 A.M., London time, on such LIBOR Interest Determination Date. If fewer than two such offered rates appears, or if no such rate appears, as applicable, LIBOR on such LIBOR Interest Determination Date shall be determined in accordance with the provisions described in clause (ii) below.

                 (ii) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the Designated LIBOR Page as specified in clause
         (i) above, the Calculation Agent shall request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent after consultation with the Company to provide the Calculation Agent with its offered quotation for deposits in United States dollars for the period of the Index Maturity, commencing on the applicable Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in United States dollars in such market at such time. If at least two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date shall be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date shall be the arithmetic mean of the rates quoted at approximately 11:00 A.M., in The City of New York, on such LIBOR Interest Determination Date by three major money center banks in The City of New

         York selected by the Calculation Agent after consultation with the Company for loans in United States dollars to leading European banks, having the Index Maturity and in a principal amount that is representative for a single transaction in United States dollars in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined as of such LIBOR Interest Determination Date shall be LIBOR in effect on such LIBOR Interest Determination Date.

         "Designated LIBOR Page" means (i) if "LIBOR Reuters" is specified in the applicable Pricing Supplement, the display on the Reuters Monitor Money Rates Service (or any successor service) on the page designated as page "LIBO" (or such other page as may replace such page on such service for the purpose of displaying the London interbank offered rates of major banks for United States dollars), or (ii) if "LIBOR Telerate" is specified on the face hereof or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified on the face herof as the method of calculating LIBOR, the display on the Dow Jones Telerate Service (or any successor service) on the page designated as page "3750" (or such other page as may replace such page on such service for the purpose of displaying the London interbank offered rates of major banks for United States dollars).

         Prime Rate. If an Interest Rate Basis for this Note is specified on the face hereto as the Prime Rate, the Prime Rate shall be determined as of the applicable Interest Determination Date (a "Prime Rate Interest Determination Date") as the rate on such date as such rate is published in H.15(519) under the heading "Bank Prime Loan." If such rate is not published prior to 3:00 P.M., New York City time, on the related Calculation Date, then the Prime Rate shall be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME1 Page (as defined below) as such bank's prime rate or base lending rate as in effect for such Prime Rate Interest Determination Date. If fewer than four such rates appear on the Reuters Screen USPRIME1 Page for such Prime Rate Interest Determination Date, the Prime Rate shall be the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date by four major money center banks in The City of New York selected by the Calculation Agent after consultation with the Company. If fewer than four such quotations are so provided, the Prime Rate shall be the arithmetic mean of four prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date as furnished in The City of New York by the major money center banks, if any, that have provided such quotations and by a reasonable number of substitute banks or trust companies necessary in order to obtain such four prime rate quotations, provided such substitute banks or trust companies are organized and doing business under the laws of the United States, or any State thereof, each having total equity capital of at least U.S. $500 million and being subject to supervision or examination by Federal or State authority, selected by the Calculation Agent after consultation with the Company to provide such rate or rates; provided, however, that if the banks or trust companies so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Prime Rate determined as of such Prime Rate Interest Determination Date shall be the Prime Rate in effect on such Prime Rate Interest Determination Date.

         "Reuters Screen USPRIME1 Page" means the display designated as page "USPRIME1" on the Reuters Monitor Money Rates Service (or such other page as may replace the USPRIME1 page on that service, for the purpose of displaying prime rates or base lending rates of major United States banks).

         Treasury Rate. If an Interest Rate Basis for this Note is specified on the face hereof as the Treasury Rate, the Treasury Rate shall be determined as of the applicable Interest Determination Date (a "Treasury Rate Interest Determination Date") as the rate from the auction held on such Treasury Rate Interest Determination Date (the "Auction") of direct obligations of the United States ("Treasury Bills") having the Index Maturity, as such rate is published in H.15(519) under the heading "Treasury Bills-auction average (investment)" or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the auction average rate of such Treasury Bills (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of Treasury. In the event that the results of the Auction of Treasury Bills having the Index Maturity are not reported as provided above by 3:00 P.M., New York City time, on such Calculation Date, or if no such Auction is held, then the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Rate Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent after consultation with the Company, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate determined as of such Treasury Rate Interest Determination Date shall be the Treasury Rate in effect on such Treasury Rate Interest Determination Date.

         Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, in each case as specified on the face hereof. The interest rate on this Note shall in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

         The Calculation Agent shall calculate the interest hereon on or before each Calculation Date. The "Calculation Date," if applicable, pertaining to any Interest Determination Date shall be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date or the Maturity Date, as the case may be. At the request of the Holder hereof, the Calculation Agent shall provide to the Holder hereof the interest rate hereon then in effect and, if determined, the interest rate that shall become effective as a result of a determination made for the next succeeding Interest Reset Date.

         Accrued interest hereon shall be an amount calculated by multiplying the principal amount hereof by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factor calculated for each day in the applicable Interest Period. Unless otherwise specified as the Day Count Convention on the face hereof, the interest factor for each such date shall be computed by dividing the interest rate applicable to such day by 360 if the CD Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR or the Prime

Rate is an applicable Interest Rate Basis or by the actual number of days in the year if the CMT Rate or the Treasury Rate is an applicable Interest Rate Basis. Unless otherwise specified as the Day Count Convention on the face hereof, the interest factor for this Note, if the interest rate is calculated with reference to two or more Interest Rate Bases, shall be calculated in each period in the same manner as if only the applicable Interest Rate Basis specified on the face hereof applied.

         All percentages resulting from any calculation on this Note shall be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards, and all dollar amounts used in or resulting from such calculation on this Note shall be rounded to the nearest cent (with one-half cent rounded upward).

         If an Event of Default shall occur and be continuing, the principal amount of the Notes may be declared accelerated and thereupon become due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions for (i) satisfaction and discharge of the entire indebtedness of the Notes or (ii) defeasance of certain covenants of the Indenture, in each case upon compliance with certain conditions set forth therein, which provisions apply to the Notes.

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority of the aggregate principal amount of the Securities at the time Outstanding of all series to be affected (voting as one class), evidenced as provided in the Indenture, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of each series; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security so affected, (i) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate or amount of interest thereon or any premium payable upon the redemption thereof or otherwise, or adversely affect any right of repayment at the option of the Holder of any Security, or change any Place of Payment where the principal of any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, or (ii) reduce the aforesaid percentage of Securities the Holders of which are required to consent to any such supplemental indenture, or (iii) reduce the percentage of Securities the Holders of which are required to consent to any waiver or compliance with certain provisions of the Indenture or any waiver of certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the Indenture, or (iv) effect certain other changes to the Indenture or any supplemental indenture or in the rights of Holders of the Securities. The Indenture also permits the Holders of a majority in principal amount of the Outstanding Securities of any series (or, in the case of certain defaults or Events of Defaults, all series of Securities), on behalf of the Holders of all the Securities of such series (or all of the Securities, as the case may be), to waive compliance by the Company with certain provisions of the Indenture and certain past defaults or Events of Default under the Indenture and their consequences, prior to any declaration accelerating the maturity of such Securities, or subject to certain conditions, rescind a declaration of acceleration and its consequences with respect to such Securities. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and other Notes issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, irrespective of whether or not notation of such consent or waiver is made upon this Note or such other Note.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay principal, premium, if any, and interest in respect of this Note at the times, places and rate or formula, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein and herein set forth, the transfer of this Note is registrable in the Security Register of the Company upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal hereof and any premium or interest hereon are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

         As provided in the Indenture and subject to certain limitations therein and herein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denominations at the office or agency of the Company in the Borough of Manhattan, the City of New York, in the manner and subject to the limitations provided in the Indenture but otherwise having the same terms and conditions, as requested by the Holder hereof surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Holder in whose name this Note is registered as the absolute owner thereof for all purposes, whether or not any payment with respect to this Note be overdue and notwithstanding any notation of ownership or other writing hereon, and neither the Company or the Trustee nor any such agent shall be affected by notice to the contrary.

         The Indenture and this Note, including the validity hereof, shall be governed by and construed in connection with the laws of the State of Indiana and for all purposes shall be construed in accordance with the laws of such State, except as may otherwise be required by mandatory provisions of law.

         Capitalized terms used in this Note which are not otherwise defined herein or in an Addendum hereto shall have the respective meanings assigned to them in the Indenture and all indentures supplemental thereto relating to this Note.

                                ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this Note, shall be construed as though they were written out in full according to applicable law or regulations:

TEN COM - as tenants in common       UNIF GIFT MIN ACT -       Custodian
TEN ENT - as tenants by the                              (Cust)         (Minor)
          entireties                          under Uniform Gifts to Minors
JT TEN - as joint tenants with                Act
         right of survivorship and                -------------------------
         not as tenants in common                          (State)


       Additional abbreviations may also be used though not in the above list.




                                               ----------------------------
                                                        ASSIGNMENT


PLEASE INSERT SOCIAL SECURITY OR
             OTHER
IDENTIFYING NUMBER OF ASSIGNEE

------------------------------------------------------------------------------
(Please print or typewrite name and address including postal zip code of assignee)

                                                this Note and all rights
-----------------------------------------------
thereunder hereby irrevocably constituting and appointing


                          Attorney to transfer this Note on the books of the
-------------------------
Trustee, with full power of substitution in the premises.


Dated:
       ----------------------------------------------------------------------





                                    Notice:  The signature(s) on this
                                    Assignment must correspond with the
                                    name(s) as written upon the face of this
                                    Note in every particular, without
                                    alteration or enlargement or any change
                                    whatsoever.

                          OPTION TO ELECT REPAYMENT

         The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to 100% of the principal amount to be repaid, together with unpaid interest accrued hereon to the Repayment Date, to the undersigned, at
   --------------------------------------------------------------------------

-----------------------------------------------------------------------------
       (Please print or typewrite name and address of the undersigned)

         For this Note to be repaid, the Trustee must receive at its corporate trust office in _________ or the Borough of Manhattan, The City of New York, not more than 60 nor less than 30 calendar days prior to the Repayment Date, this Note with this "Option to Elect Repayment" form duly completed.

         If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be increments of U.S. $1,000) which the Holder elects to have repaid and specify the denomination or denominations (which shall be an Authorized Denomination) of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note shall be issued for the portion not being repaid).


Principal Amount
to be Repaid:  $
                -------------------------------------------------------------
                                             Notice: The signature(s) on this
Date: Option to Elect Repayment must correspond with the name(s) as written upon the face of this
                                             Note in every particular,
                                             without alteration or
                                             enlargement or any change
                                             whatsoever.




SS-115693-2